FINANCIAL STATEMENTS



SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

FORM U-1





CINERGY INVESTMENTS, INC.

CONSOLIDATED



AS OF SEPTEMBER 30, 1995



(Unaudited)



Pages 1 through 6
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
CINERGY INVESTMENTS, INC.
PRO FORMA CONSOLIDATED STATEMENT OF INCOME
TWELVE MONTHS ENDED SEPTEMBER 30, 1995

                                                                  Pro Forma
                                                    Actual       Adjustments      Pro Forma
                                                (in thousands)

OPERATING REVENUES                                    $11,257               -         $11,257

OPERATING EXPENSES
  Other operation                                      13,077               -          13,077
  Taxes
    Income taxes                                         (365)              -            (365)
    Taxes other than income taxes                         301               -             301
                                                       13,013               -          13,013

OPERATING INCOME (LOSS)                                (1,756)              -          (1,756)

OTHER INCOME AND EXPENSES - NET
  Income taxes                                          4,064          12,152          16,216
  Other - net                                          (9,497)              -          (9,497)
                                                       (5,433)         12,152           6,719

INCOME(LOSS) BEFORE INTEREST AND OTHER CHARGES         (7,189)         12,152           4,963

INTEREST                                                1,227          34,720          35,947

NET INCOME (LOSS)                                      (8,416)        (22,568)        (30,984)
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
CINERGY INVESTMENTS, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
AT SEPTEMBER 30, 1995

ASSETS
                                                                  Pro Forma
                                                    Actual       Adjustments      Pro Forma
                                                (in thousands)

CURRENT ASSETS
  Cash and temporary cash investments                   9,405         446,152         455,557
  Restricted deposits                                       5               -               5
  Accounts receivable less accumulated
    provision of $151,798                               4,736               -           4,736
  Other materials and supplies                          5,245               -           5,245
  Prepayments and other                                   363               -             363
                                                       19,754         446,152         465,906

OTHER ASSETS                                            8,652               -           8,652
                                                        8,652               -           8,652

                                                      $28,406        $446,152        $474,558
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
CINERGY INVESTMENTS, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
AT SEPTEMBER 30, 1995

CAPITALIZATION AND LIABILITIES
                                                                  Pro Forma
                                                    Actual       Adjustments      Pro Forma
                                                (dollars in thousands)
COMMON STOCK EQUITY
  Common stock - $.01 par value;
    Authorized shares - 100;
    Outstanding shares - 100                                -               -               -
  Paid-in capital                                      24,418               -          24,418
     Retained earnings (deficit)                      (15,810)        (22,568)        (38,378)
    Total common stock equity                           8,608         (22,568)        (13,960)

CURRENT LIABILITIES
  Accounts payable                                      1,396               -           1,396
  Notes payable to associated
    companies - net                                         -         468,720         468,720
  Accounts payable to associated
    companies - net                                    20,523               -          20,523
  Accrued taxes                                          (703)              -            (703)
  Other                                                   824               -             824
                                                       22,040         468,720         490,760

OTHER LIABILITIES
  Deferred income taxes                                (2,862)              -          (2,862)
  Other                                                   620               -             620
                                                       (2,242)              -          (2,242)

                                                      $28,406        $446,152        $474,558
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
CINERGY INVESTMENTS, INC.
PRO FORMA CONSOLIDATED STATEMENT OF CHANGES IN RETAINED EARNINGS (DEFICIT)
TWELVE MONTHS ENDED SEPTEMBER 30, 1995

                                                                  Pro Forma
                                                    Actual       Adjustments      Pro Forma
                                                (in thousands)

BALANCE OCTOBER 1, 1994                               ($7,394)              -         ($7,394)

  Net loss                                             (8,416)        (22,568)        (30,984)

BALANCE SEPTEMBER 30, 1995                           ($15,810)       ($22,568)       ($38,378)
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
CINERGY INVESTMENTS, INC.

Pro Forma Consolidated Journal Entries to Give Effect to the
Borrowing of up to $434 Million from Cinergy Corp. for purposes of Investing in Special Purpose Subsidiaries

Entry No. 1

Cash and temporary cash investments                              $434,000,000
  Intercompany Notes Payable                                                     $434,000,000

To record the issuance of intercompany notes payable at $434,000,000.

Entry No. 2

Interest expense                                                  $34,720,000
  Intercompany Notes Payable                                                      $34,720,000

To record interest on $434,000,000 of intercompany notes payable at 8%.

Entry No. 3

Cash and temporary cash investments                               $12,152,000
  Income taxes                                                                    $12,152,000

To record the reduction in income taxes due to increased interest costs ($34,720,000 at an assumed tax rate of 35%).
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